UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 8, 2024

STEWART INFORMATION SERVICES CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	001-02658	74-1677330
(STATE OR OTHER JURISDICTION)	(COMMISSION FILE NO.)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1360 Post Oak Blvd, Suite 100, Houston, Texas 77056

(Address Of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 625-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	STC	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Amendment to the Stewart Information Services Corporation 2020 Incentive Plan

The Board of Directors of Stewart Information Services Corporation (the “Company”) previously approved, subject to stockholder approval, the First Amendment (the “Amendment”) to the Stewart Information Services Corporation (the “Company”) 2020 Incentive Plan (as amended, the “Plan”), pursuant to which the number of shares of the Company’s common stock authorized for issuance under the Plan will be increased by 1,100,000 shares. At the 2024 Annual Meeting (as defined below), the Company’s stockholders approved the Amendment, which shall be effective as of July 1, 2024.

A summary of the Amendment and the Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 26, 2024. The summary and the description above of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 8, 2024, the Company held its 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). Only stockholders of record as of the close of business on March 11, 2024 were entitled to vote at the 2024 Annual Meeting. As of March 11, 2024, 27,626,289 shares of the Company’s Common Stock were outstanding and entitled to vote at the 2024 Annual Meeting. At the 2024 Annual Meeting, 26,060,951 shares of Common Stock were represented, in person or by proxy, constituting a quorum for the meeting.

The following four proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 26, 2024, were before the meeting, and they received the following votes:

Proposal 1: Election of Ten Directors to Serve until the 2025 Annual Meeting. The following individuals were elected to serve as directors of the Company:

	For	Against	Abstentions	Broker Non-Votes
Thomas G. Apel	24,843,717	548,700	80,510	588,022
C. Allen Bradley, Jr.	24,891,985	499,133	81,809	588,022
Robert L. Clarke	25,057,376	336,496	79,056	588,022
William S. Corey, Jr.	25,141,848	249,346	81,734	588,022
Frederick Eppinger, Jr.	25,206,007	188,115	78,806	588,022
Deborah J. Matz	24,950,460	443,711	78,757	588,022
Matthew W. Morris	25,231,046	163,523	78,359	588,022
Karen R. Pallotta	24,741,818	649,618	81,492	588,022
Manolo Sanchez	24,952,217	441,284	79,427	588,022
Helen Vaid	25,175,302	214,187	83,439	588,022

Proposal 2: Approval, on an advisory and non-binding basis, of the compensation of the Company’s named executive officers. The stockholders approved, on a non-binding advisory basis, the executive compensation as disclosed in the Proxy.

For	Against	Abstentions	Broker Non-Votes
24,833,851	601,157	37,920	588,022

Proposal 3: Ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2024. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

For	Against	Abstentions	Broker Non-Votes
25,739,616	243,029	78,3048	0

Proposal 4: Approval of the First Amendment to the Stewart Information Services Corporation 2020 Incentive Plan. The stockholders approved the First Amendment to the Stewart Information Services Corporation 2020 Incentive Plan.

For	Against	Abstentions	Broker Non-Votes
24,338,409	1,092,958	41,560	588,022

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to the Stewart Information Services Corporation 2020 Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION (Registrant)

	By:	/s/ Elizabeth K. Giddens
Elizabeth K. Giddens, Chief Legal Officer and Corporate Secretary

Date: May 9, 2024